Exhibit 10.15

FORM OF

AMENDED AND RESTATED

EARLY EXERCISE INCENTIVE STOCK OPTION AGREEMENT

UNDER THE SAILPOINT TECHNOLOGIES HOLDINGS, INC.

AMENDED AND RESTATED 2015 STOCK OPTION PLAN

Name of Optionee:	Howard Greenfield (the “Optionee”)

No. of Time-Vested Option Shares: 20,000 Shares of Common Stock

No. of Performance-Vested Option Shares: 20,000 Shares of Common Stock

Amendment Date:	[•], 2017 (the “Amendment Date”)

Grant Date:	April 29, 2016 (the “Grant Date”)

Expiration Date:	April 28, 2026 (the “Expiration Date”)

Option Exercise Price/Share:	$1.35655 (the “Option Exercise Price”)

This Amended and Restated Early Exercise Incentive Stock Option Agreement (this “Agreement”) is made by and between the Optionee and SailPoint Technologies Holdings, Inc., a Delaware corporation (together with all successors thereto, the “Company”), effective as of the Amendment Date and pursuant to the SailPoint Technologies Holdings, Inc. 2015 Stock Option and Grant Plan, as amended and restated (the “Plan”). This Agreement amends and restates that certain Incentive Stock Option Agreement by and between the Optionee and the Company entered into pursuant to the SailPoint Technologies Holdings, Inc. 2015 Stock Option and Grant Plan, (the “Original Agreement”) whereby the Company granted to the Optionee, who was an employee of the Company or any of its Subsidiaries as of the Grant Date, an option (the “Stock Option”) to purchase on or prior to the Expiration Date, or such earlier date as is specified herein, all or any part of the number of shares of Common Stock, par value $0.0001 per share (“Common Stock”), of the Company indicated above of which (i) 20,000 shares of such Common Stock are referred to herein as “Time-Vested Option Shares” and (ii) 20,000 shares of such Common Stock are referred to herein as “Annual-Vested Option Shares” (together, the “Option Shares,” and such shares once issued shall be referred to as the “Issued Shares”), at the Option Exercise Price per share, subject to the terms and conditions set forth in this Incentive Stock Option Agreement (this “Agreement”) and in the Plan. Notwithstanding the vesting provisions hereunder, any Option Shares that were previously designated as “Performance-Vested Option Shares” under the Original Agreement and that have become vested as of the Amendment Date shall remain vested under this Agreement. This Agreement is being entered into in anticipation of the Company’s initial public offering of common stock. This Agreement shall become effective on the business day immediately preceding (but conditioned on) the closing of the Parent’s initial public offering of common stock (the “Amendment Effective Date”), and the Original Agreement shall remain in full force and effect until the Amendment Effective Date. In the event that the closing of the Company’s initial public offering of common stock does not occur for any reason prior to October 1, 2018, this Agreement shall be null and void and the Original Agreement will remain in full force and effect pursuant to its original terms. This Stock Option is intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). To the extent that any portion of the Stock Option does not so qualify, it shall be deemed a non-qualified stock option.

1. Definitions. For the purposes of this Agreement, the following terms shall have the following respective meanings. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Board” shall mean the Board of Directors of the Company.

“Cause” means with respect to Optionee’s termination of employment (a) “cause” as defined in any employment agreement or consulting agreement between Optionee and the Company or any of its Subsidiaries, or, if Optionee is not a party to an employment agreement or consulting agreement in which “cause” is defined, then (b) (i) the conviction, or plea of nolo contendere to a felony or other crime involving moral turpitude, the misappropriation of funds or other material property of the Company or any of its Subsidiaries, the attempt to willfully obtain any personal profit from any transaction in which the Company or any of its Subsidiaries has an interest which is adverse to the interests of the Company or any of its Subsidiaries or any other act of fraud or embezzlement against the Company, any of its Subsidiaries or any of its customers or suppliers, (ii) reporting to work under the influence of alcohol or drugs or repeatedly using alcohol or illegal drugs or abusing legal drugs, whether or not at the workplace, in such a fashion as could reasonably be expected to cause the Company or any of its Subsidiaries material harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Company in writing, (iv) any intentional act or intentional omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the material disadvantage or detriment of the Company and its Subsidiaries, or (v) any breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries which (if capable of cure) is not cured to the Company’s reasonable satisfaction within ten (10) days after written notice thereof to the Participant.

“Committee” shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board (or such lesser or greater number of directors as shall constitute the minimum number permitted by applicable laws to establish a committee of the Board).

“Fair Market Value” of each share of the Common Stock means the fair value of such Common Stock determined in good faith by the Committee, or, in the absence of the Committee, by the Board.

“Initial Public Offering” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its equity securities, as a result of or following which the capital stock of the Company shall be publicly held.

“Investors” means together, Thoma Bravo Fund XI, L.P., Thoma Bravo Fund XI-A, L.P. and Thoma Bravo Executive Fund XI, L.P.

“Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

“Sale Event” means any transaction or series of transactions pursuant to which any person(s) or entity(ies) other than the Investors and their Affiliates in the aggregate acquire(s) (i) capital stock of the Company possessing over 50% of the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) or the power to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) over 50% of the Company’s assets determined on a consolidated basis. In no event will a public offering under the Securities Act be considered a Change of Control.

“Service Relationship” shall mean any relationship as an employee, part-time employee, director or other key person (including consultants) of the Company or any Subsidiary or any successor entity such that, for example, a Service Relationship shall be deemed to continue without interruption in the event the Optionee’s status changes from full-time employee to part-time employee or consultant.

“Subsidiary” means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

2.	Vesting, Exercisability and Termination.

(a) This Stock Option may be exercised prior to the Expiration Date, or such earlier date as provided herein and may be exercised prior to vesting. To the extent that the Optionee exercises any portion of this Option prior to vesting, the Optionee shall enter into a Restricted Stock Agreement (substantially in the form attached hereto as Appendix B, “Restricted Stock Agreement”) and any unvested shares shall be subject to repurchase for the lower of the Option Exercise Price or the then current Fair Market Value in the event the Optionee’s Service Relationship terminates prior to vesting.

(b) Except as set forth below, and subject to the determination of the Committee in its sole discretion to accelerate the vesting schedule hereunder, this Stock Option shall be vested and exercisable with respect to the Option Shares on the respective dates indicated below:

(i) (A) twenty-five percent (25%) of the Time-Vested Option Shares became vested on April 29, 2017 and (B) the remaining Time-Vested Option Shares have or will become vested in equal installments on a monthly basis over the 36-month period following April 29, 2017.

(ii) The Annual-Vested Option Shares will become vested as follows:

(A) twenty-five percent (25%) of the Annual-Vested Option Shares became vested on January 15, 2017 (the “First Annual Vest Date”);

(B) an additional twenty-five percent (25%) of the Annual-Vested Option Shares have or will become vested on each of the first and second anniversaries of the First Annual Vest Date; and

(C) any remaining Annual-Vested Option Shares will become vested on the third anniversary of the First Annual Vest Date.

(c) Notwithstanding anything herein to the contrary, in the event of a Sale Event, this Stock Option and the Shares shall be treated as provided in Section 8.2 of the Plan.

(d) Termination. Except as may otherwise be provided by the Committee, if the Optionee’s Service Relationship is terminated, the period within which to exercise this Stock Option will be subject to earlier termination as set forth below (and if not exercised within such period, shall thereafter terminate):

(i) Termination Due to Death or Disability. If the Optionee’s Service Relationship terminates by reason of such Optionee’s death or disability (as defined in Section 422(c) of the Code), this Stock Option may be exercised, to the extent vested on the date of such termination, by the Optionee, the Optionee’s legal representative or legatee for a period of 12 months from the date of death or disability or until the Expiration Date, if earlier.

(ii) Other Termination. If the Optionee’s Service Relationship terminates for any reason other than death or disability (as defined in Section 422(c) of the Code), and unless otherwise determined by the Committee, this Stock Option may be exercised, to the extent vested on the date of termination, for a period of 90 days from the date of termination or until the Expiration Date, if earlier; provided however, if the Optionee’s Service Relationship is terminated for Cause, this Stock Option shall terminate immediately upon the date of such termination.

For purposes hereof, the Committee’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees. Any portion of this Stock Option that is not vested and exercisable on the date of termination of the employment shall terminate immediately and be null and void.

(e) It is understood and intended that this Stock Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code to the extent permitted under applicable law. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of Issued Shares for which incentive stock option treatment is desired within the one-year period beginning on the day after the day of the transfer of such Issued Shares to him or her, nor within the two-year period beginning on the day after the grant of this Stock Option and further that this Stock Option must be exercised within three months after termination of employment as an employee (or 12 months in the case of death or disability) to qualify as an incentive stock option. If the Optionee disposes (whether by sale, gift, transfer or otherwise) of any such Issued Shares within either of these periods, he or she will notify the Company within 30 days after such disposition. The Optionee also agrees to provide the Company with any information concerning any such dispositions required by the Company for tax purposes. Further, to the extent Option Shares and any other incentive stock options of the Optionee having an aggregate Fair Market Value in excess of $100,000 (determined as of the Grant Date) vest in any year, such options will not qualify as incentive stock options.

(f) Notwithstanding the vesting provisions of this Section 2, this Agreement shall not result in fewer Option Shares being vested hereunder on the Amendment Effective Date than the number of Option Shares that were vested under the Original Agreement as of immediately prior to the Amendment Effective Date and Option Shares that have become vested as of the Amendment Date shall remain vested under this Agreement.

3.	Exercise of Stock Option.

(a) The Optionee may exercise this Stock Option only in the following manner: Prior to the Expiration Date, the Optionee may deliver a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating his or her election to purchase some or all of the Option Shares. Such notice shall specify the number of Option Shares to be purchased. The Optionee shall deliver a Restricted Stock Agreement for any Option Shares the Optionee exercises that are not vested, and such Restricted Stock Agreement shall include the same vesting schedule for such unvested Option Shares as set forth herein. Payment of the purchase price may be made by one or more of the methods described below, at your election, with the approval of the Company (payment instruments will be received subject to collection):

(i) In cash, by certified or bank check, by wire transfer of immediately available funds, or other instrument acceptable to the Committee in U.S. funds payable to the order of the Company in an amount equal to the purchase price of such Option Shares;

(ii) by delivery to the Company of a number of shares of Stock having a Fair Market Value as of the date of exercise equal to the purchase price of such Option Shares; or

(iii) by net issue exercise, pursuant to which the Company will issue to you a number of shares of Stock equal to the number of Option Shares to be purchased, less a number of shares with a Fair Market Value as of the date of exercise equal to the purchase price of such Option Shares.

(b) Certificates for the Option Shares so purchased will be issued and delivered to the Optionee upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance. Until the Optionee shall have complied with the requirements hereof and of the Plan, the Company shall be under no obligation to issue the Option Shares subject to this Stock Option, and the determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the Issued Shares to the Optionee, and the Optionee’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full dividend and other ownership rights with respect to such Issued Shares, subject to the terms of this Agreement.

(c) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date.

4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan.

5. Transferability of Stock Option. This Agreement is personal to the Optionee and is not transferable by the Optionee in any manner other than by will or by the laws of descent and distribution. The Stock Option may be exercised during the Optionee’s lifetime only by the Optionee (or by the Optionee’s guardian or personal representative in the event of the Optionee’s incapacity). The Optionee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company; such beneficiary may exercise the Optionee’s Stock Option in the event of the Optionee’s death to the extent provided herein. If the Optionee does not designate a beneficiary, or if the designated beneficiary predeceases the Optionee, the legal representative of the Optionee may exercise this Stock Option to the extent provided herein in the event of the Optionee’s death.

6.	Effect of Certain Transactions.

(a) In the case of a Sale Event, this Stock Option shall terminate upon the effective time of such Sale Event unless provision is made in connection with such transaction, in the sole discretion of the parties thereto, for the continuation or assumption of this Stock Option heretofore granted, or the substitution of this Stock Option with a new Stock Option of the successor entity or a parent thereof, with such adjustment to the number and kind of shares and the per share exercise prices as such parties shall agree. In the event of such a termination, the Optionee shall be permitted, for a specified period of time prior to the consummation of the Sale Event as determined by the Committee, to exercise all portions of the Stock Option which are then vested.

7. Withholding Taxes. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any federal, state and local taxes required by law to be withheld on account of such taxable event. Subject to approval by the Committee, the Optionee may elect to have up to the maximum rate (with respect to the Optionee) of tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Common Stock to be issued or transferred to the Company, a number of shares of Common Stock with an aggregate Fair Market Value that would satisfy up to the maximum withholding amount due. The Optionee acknowledges and agrees that the Company or any Subsidiary of the Company has the right to deduct from payments of any kind otherwise due to the Optionee, or from the Option Shares to be issued in respect of an exercise of this Stock Option, any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of Option Shares to the Optionee.

8. Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the grant of the Stock Option and the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, and foreign securities laws and with the requirements of any stock exchange or market system upon which the Stock may then be listed. The Stock Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Stock Option may not be exercised unless (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is at the time of exercise of the Stock Option in effect with respect to the shares issuable upon exercise of the Stock Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Stock Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. YOU ARE CAUTIONED THAT THE STOCK OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, YOU MAY NOT BE ABLE TO EXERCISE THE STOCK OPTION WHEN DESIRED EVEN THOUGH THE STOCK OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Stock Option will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority has not been obtained. As a condition to the exercise of the Stock Option, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

9. Lockup Provision. The Optionee agrees, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any securities of the Company (including, without limitation, pursuant to Rule 144 under the Securities Act) held by him or her for (a) 180 days following the effective date of the relevant registration statement filed under the Securities Act in connection with the Company’s Initial Public Offering, or (b) 90 days following the effective date of the relevant registration statement in connection with any other public offering of capital stock of the Company, as the Company and such underwriter shall specify reasonably and in good faith. Notwithstanding the foregoing, if: (x) during the last 17 days of the foregoing 180-day period or 90-day period, as applicable, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the 180-day period or 90-day period, as applicable, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the period, then the restrictions described above shall continue to apply until the expiration of an 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Optionee agrees, if requested by the underwriter engaged by the Company, to execute a separate letter reflecting the agreement set forth in this Section 9.

10.	Miscellaneous Provisions.

(a) Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(b) Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reincorporation, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares of the Company’s stock, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Issued Shares.

(c) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope hereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

(e) Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(f) Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(g) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(h) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(i) Dispute Resolution. Except as provided below, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Austin, Texas.

The parties covenant and agree that the arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

The parties covenant and agree that they will participate in the arbitration in good faith. This Section 10(i) applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

Each of the parties hereto (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

(j) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Signed counterparts of this Agreement may be delivered by facsimile and by scanned pdf image.

[SIGNATURE PAGE FOLLOWS]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the Amendment Date.

SailPoint Technologies Holdings, Inc.

By:
Name:
Title:

Address:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the Amendment Date.

OPTIONEE:

Name: Howard Greenfield

Address:

SPOUSE’S CONSENT

I acknowledge that I have read the

foregoing Amended and Restated Incentive Stock Option Agreement

and understand the contents thereof.

                                                                      ]

DESIGNATED BENEFICIARY:

Donna Greenfield

Beneficiary’s Address:

Appendix A

STOCK OPTION EXERCISE NOTICE

SailPoint Technologies Holdings, Inc.
Attention:

Pursuant to the terms of my stock option agreement dated                 (the “Agreement”) under the SailPoint Technologies Holdings, Inc. Amended and Restated 2015 Stock Option Plan, I, Howard Greenfield                 , hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $                representing the purchase price for [Fill in number of Option Shares]                 option shares. I have chosen the following form(s) of payment:

[ ] 1. Cash

[ ] 2. Certified or bank check payable to SailPoint Technologies Holdings, Inc.

[ ] 3. Other (as described in the Agreement (please describe))

                                                                                                                                       .

In connection with my exercise of the option as set forth above, I hereby represent and warrant to SailPoint Technologies Holdings, Inc. as follows:

(i) I am purchasing the option shares for my own account for investment only, and not for resale or with a view to the distribution thereof.

(ii) I have had such an opportunity as I have deemed adequate to obtain from SailPoint Technologies Holdings, Inc. such information as is necessary to permit me to evaluate the merits and risks of my investment in SailPoint Technologies Holdings, Inc. and have consulted with my own advisers with respect to my investment in SailPoint Technologies Holdings, Inc.

(iii) I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the option shares and to make an informed investment decision with respect to such purchase.

(iv) I can afford a complete loss of the value of the option shares and am able to bear the economic risk of holding such option shares for an indefinite period of time.

(v) I understand that the option shares may not be registered under the Securities Act of 1933 (it being understood that the option shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirement thereof). I further acknowledge that certificates representing option shares will bear restrictive legends reflecting the foregoing.

Sincerely yours,

Name: Howard Greenfield

Address:

APPENDIX B

Restricted Stock Agreement

RESTRICTED STOCK AGREEMENT FOR EARLY EXERCISE OPTION

UNDER THE SAILPOINT TECHNOLOGIES HOLDINGS, INC.

AMENDED AND RESTATED 2015 STOCK OPTION PLAN

All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Amended and Restated Early Exercise Incentive Stock Option Agreement (the “Option Agreement”) between SailPoint Technologies Holdings, Inc. (the “Company”) and Howard Greenfield (the “Grantee”) for 40,000 Shares of Common Stock with a Grant Date of April 29, 2016 under the SailPoint Technologies Holdings, Inc. Amended and Restated 2015 Stock Option Plan (the “Plan”).

The Grantee agrees to the provisions set forth herein and acknowledges that each such provision is a material condition of the Company’s agreement to issue and sell the Shares to him or her. The Company hereby acknowledges receipt of $[            ] in full payment for the Shares pursuant to the Option Agreement. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, mergers, reorganizations and similar changes affecting the capital stock of the Company, and any shares of capital stock of the Company received on or in respect of Shares in connection with any such event (including any shares of capital stock or any right, option or warrant to receive the same or any security convertible into or exchangeable for any such shares or received upon conversion of any such shares) shall be subject to this Agreement on the same basis and extent at the relevant time as the Shares in respect of which they were issued, and shall be deemed Shares as if and to the same extent they were issued at the date hereof.

1.	Definitions.

“Investors” means together, Thoma Bravo Fund XI, L.P., Thoma Bravo Fund XI-A, L.P. and Thoma Bravo Executive Fund XI, L.P.

“Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

“Restricted Shares” shall initially mean all of the Shares being purchased by the Grantee on the date hereof. As of the dates listed in the vesting schedule under the Option Agreement, the respective number of Option Shares that vest under the Option Agreement shall become Vested Shares if Grantee remains an employee on each such date.

“Shares” shall mean the number of shares of Common Stock being purchased by the Grantee on the date hereof and any additional shares of Common Stock or other securities received in respect of the Shares, as a dividend on, or otherwise on account of, the Shares.

“Vested Shares” shall mean all Shares which are not Restricted Shares.

2. Purchase and Sale. On the date hereof, the Company hereby sells to the Grantee, and the Grantee hereby purchases from the Company, the number of Shares set forth above for the Per Share Purchase Price.

3.	Repurchase Right.

(a) Right of Repurchase. The Company or its assigns shall have the right (the “Repurchase Right”) upon the occurrence of any of the events specified in Section 3(b) below (the “Repurchase Event”) to repurchase from the Grantee (or any Permitted Transferee) some or all (as determined by the Company) of the Restricted Shares held by the Grantee (or any Permitted Transferee) at the price per share specified below (the “Repurchase Price”). The Repurchase Right may be exercised by the Company within six months following the date of such event (the “Repurchase Period”). The Repurchase Right shall be exercised by the Company by giving the Grantee written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the Grantee an amount equal to the Repurchase Price for the shares being repurchased. The Company may assign the Repurchase Right to one or more Persons. Upon such notification, the Grantee shall promptly surrender to the Company any certificates representing the Shares being repurchased, together with a duly executed stock power for the transfer of such Shares to the Company or the Company’s assignee or assignees. Upon the Company’s or its assignee’s receipt of the certificates from the Grantee or any Permitted Transferees (or at such later date as is determined necessary by the Committee to avoid any breach by the Company of any agreement to which it is a party), the Company or its assignee or assignees shall deliver to him, her or them a check for the Repurchase Price of the Shares being purchased; provided, however, that the Company may pay the Repurchase Price for such shares by offsetting and canceling any indebtedness then owed by the Grantee to the Company. The Repurchase Right with respect to Restricted Shares shall survive and remain in effect following and notwithstanding any public offering by or merger or other transaction involving the Company and certificates representing such Restricted Shares shall bear legends to such effect.

(b) Company’s Right to Exercise Repurchase Right. The Company shall have the Repurchase Right in the event that the Grantee’s Service Relationship is terminated for any reason whatsoever, regardless of the circumstances thereof, and including without limitation upon death, disability, retirement, discharge or resignation for any reason, whether voluntarily or involuntarily.

(c) Repurchase Price. The Repurchase Price for any Issued Shares being repurchased hereunder shall be, subject to adjustment as provided in the Plan the Per Share Purchase Price.

(d) The closing of the purchase of the Shares pursuant to the Repurchase Right shall take place on the date designated by the Company in the Repurchase Notice, which date shall be not more than 30 days but not less than five days after the delivery of such notice. The Company will pay for the Shares to be purchased by it pursuant to the Repurchase Right by first offsetting amounts outstanding under any bona fide debts for money borrowed from the Company or for travel and expense advances owed by the Grantee to the Company; upon full repayment of such bona fide debts, the Company will make payment by (i) a check or wire transfer of funds in the aggregate amount of the remaining purchase price for such Shares or (ii) in the event that the Board determines that a cash payment would breach, violate or constitute a default under any statute, regulation, contract or agreement to which the Company is a party or is subject or would otherwise be materially injurious to the Company, then by delivery of a subordinated note in the aggregate amount of the remaining purchase price for such Shares payable in equal annual installments on the first, second and third anniversaries of the closing of the purchase of the Shares and accruing interest at the applicable federal rate (which shall be payable upon payment of the principal amount of such note, which note shall be prepayable in full or in part at any time without penalty or premium). The Company will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all sellers signatures be guaranteed.

(e) The repurchase of the Shares by the Company shall be subject to the applicable restrictions contained in the Delaware General Corporation Law and in the Company’s and its Subsidiaries debt and equity financing agreements. If any such restrictions prohibit the purchase of the Shares which the Company is otherwise entitled to make, the Company may, notwithstanding anything in this Agreement to the contrary, delay any such purchases until such time as it is permitted to do so under the restrictions.

4.	Restrictions on Transfer of Shares.

(a) Restrictions on Transfer; Repurchase. The Restricted Shares are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as described in Section 1 of this Agreement. The Restricted Shares are also restricted in the sense that they may be subject to repurchase by the Company as described in Section 3 of this Agreement.

(b) Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares (including Restricted Shares) will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) is at the time of issuance in effect with respect to the Shares issued or (b) in the opinion of legal counsel to the Company, the Shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares subject to this Agreement will relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make Shares available for issuance.

5. Legend. Any certificate(s) representing the Shares shall carry substantially the following legend:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING REPURCHASE AND RESTRICTIONS AGAINST TRANSFERS) CONTAINED IN A CERTAIN RESTRICTED STOCK AGREEMENT DATED                 , 20        BETWEEN THE COMPANY AND THE HOLDER OF THIS CERTIFICATE (A COPY OF WHICH IS AVAILABLE AT THE OFFICES OF THE COMPANY FOR EXAMINATION).

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION.

6.	Escrow Arrangement.

(a) Escrow. In order to carry out the provisions of Sections 3 and 4 of this Agreement more effectively, the Company shall hold the Shares in escrow together with separate stock powers executed by the Grantee in blank for transfer as an additional condition to any transfer of Shares, execute a like stock power as to such Shares. The Company shall not dispose of the Shares except as otherwise provided in this Agreement. In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Grantee, as the Grantee’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Shares being purchased and to transfer such Shares in accordance with the terms hereof. At such time as any Shares are no longer subject to the Company’s repurchase rights and the transfer restrictions, the Company shall, at the written request of the Grantee, deliver to the Grantee a certificate representing such Shares with the balance of the Shares (if any) to be held in escrow pursuant to this Section 6.

(b) Remedy. Without limitation of any other provision of this Agreement or other rights, in the event that the Grantee or any other person or entity is required to sell the Grantee’s Shares pursuant to the provisions of Sections 3 and 4 of this Agreement and in the further event that he or she refuses or for any reason fails to deliver to the designated purchaser of such Shares the certificate or certificates evidencing such Shares together with a related stock power, such designated purchaser may deposit the applicable purchase price for such Shares with a bank designated by the Company, or with the Company’s independent public accounting firm, as agent or trustee, or in escrow, for the Grantee or other person or entity, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by the Grantee as provided above. Upon any such deposit and/or offset by the designated purchaser of such amount and upon notice to the person or entity who was required to sell the Shares to be sold pursuant to the provisions of Sections 3 and 4, such Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, the holder thereof shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

7. Withholding Taxes. The Grantee acknowledges and agrees that the Company or any of its Subsidiaries have the right to deduct from payments of any kind otherwise due to the Grantee, or from the Shares held pursuant to Section 6 hereof, up to the maximum rate (with respect to the Grantee) of federal, state or local taxes of any kind. In furtherance of the foregoing the Grantee agrees to elect, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, and to pay to the Company all withholding taxes shown as due on his or her Section 83(b) election form, or otherwise ultimately determined to be due with respect to such election, based on the excess, if any, of the fair market value of such Shares as of the date of the purchase of such Shares by the Grantee over the purchase price for such Shares. The Grantee represents that he has received tax advice from his own personal tax advisor on the consequences of the purchase of the Shares. The Grantee understands the tax consequences of filing (or not filing) a Section 83(b) election and agrees that any filing of a Section 83(b) election is solely the Grantee’s responsibility.

8. Assignment. At the discretion of the Board, the Company shall have the right to assign the right to exercise its rights with respect to the Repurchase Right or pursuant to Section 3 to any Person or Persons, in whole or in part in any particular instance, upon the same terms and conditions applicable to the exercise thereof by the Company, and such assignee or assignees of the Company shall then take and hold any Shares so acquired subject to such terms as may be specified by the Company in connection with any such assignment.

9.	Miscellaneous Provisions.

(a) Lockup provision. The Grantee agrees, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any securities of the Company (including, without limitation pursuant to Rule 144 under the Securities Act) held by him or her for (a) 180 days following the effective date of the relevant registration statement filed under the Securities Act in connection with the Company’s Initial Public Offering, or (b) 90 days following the effective date of the relevant registration statement in connection with any other public offering of Common Stock, as the Company and such underwriter shall specify reasonably and in good faith. Notwithstanding the foregoing, if: (x) during the last 17 days of the foregoing 180-day period or 90-day period, as applicable, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the 180-day period or 90-day period, as applicable, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the period, then the restrictions described above shall continue to apply until the expiration of any 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Grantee agrees, if requested by the underwriter engaged by the Company, to execute a separate letter reflecting the agreement set forth in this Section 9(a).

(b) Record Owner; Dividends. The Grantee, during the duration of this Agreement, shall be considered the record owner of and shall be entitled to vote the Shares if and to the extent the Shares are entitled to voting rights. The Grantee shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

(c) Equitable Relief. The parties hereto agree and declare that legal remedies are inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(d) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

(f) Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(g) Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(h) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other. Notices to any holder of the Shares other than the Grantee shall be addressed to the address furnished by such holder to the Company.

(i) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. Without limitation of the foregoing, upon any stock-for-stock merger in which the Company is not the surviving entity, shares of the Company’s successor issued in respect of the Shares shall remain subject to vesting and, if such successor does not have any class of equity securities registered pursuant to Sections 12 or 15 of the Securities Exchange Act of 1934, subject to the Repurchase Right, restrictions on transfer, and the lock-up provision. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(j) Dispute Resolution. Except as provided below, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Austin, Texas.

The parties covenant and agree that the arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

The parties covenant and agree that they will participate in the arbitration in good faith. This Section 9(j) applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

Each of the parties hereto (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

(k) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Restricted Stock Agreement as of the date first above written.

SAILPOINT TECHNOLOGIES HOLDINGS, INC.

By:
Name:
Title:

Address:

GRANTEE:

Name: Howard Greenfield

Address:

SPOUSE’S CONSENT

I acknowledge that I have read the

foregoing Restricted Stock Agreement

and understand the contents thereof.

Section 83(b) Election

The undersigned hereby elects pursuant to §83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

Taxpayer’s Name:

Taxpayer’s Social Security Number:

Address:

Taxable Year: Calendar Year 20__

2.	The property which is the subject of this election is shares of common stock of SailPoint Technologies Holdings, Inc., a Delaware corporation.

3.	The property was transferred to the undersigned on [ ].

4.	The property is subject to the following restrictions:

The Shares will be subject to restrictions on transfer and risk of forfeiture upon termination of service relationship and in certain other events.

5.	The fair market value of the property at time of transfer (determined without regard to any restrictions other than nonlapse restrictions as defined in §1.83-3(h) of the Income Tax Regulations) is $ per share x shares = $ .

6.	For the property transferred, the undersigned paid $ per share x shares = $ .

7.	The amount to include in gross income is $ .

The undersigned taxpayer will file this election with the Internal Revenue Service Office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election will also be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing services in connection with which the property was transferred.

Dated: , 20	Taxpayer

25